EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Amendment No. 3 to the registration statement on Form S-1 (File No. 333-39291) of our report dated October 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Play by Play Toys & Novelties, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas
November 26, 1997